Exhibit 10.5

FIRST AMENDMENT TO

WASTE MANAGEMENT, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective May 12, 2015)

WHEREAS, WASTE MANAGEMENT, INC. (the “Company”) has established the Waste Management, Inc. Employee Stock Purchase Plan (the “Plan”) for the benefit of its eligible employees and the employees of its Participating Subsidiaries;

WHEREAS, in accordance with Section 14 of the Plan, the Board of Directors has reserved the right to amend the Plan in any respect;

WHEREAS, the records of the Plan are transitioning to a new record keeper that cannot accommodate the purchase of fractional shares under the Plan and therefore it has been determined that it is appropriate to amend the Plan to reflect this administrative limitation;

WHEREAS, such amendment does not require shareholder approval in order for the Plan to continue to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, it is intended that this amendment become effective as of, and for, the Offering Period commencing July 1, 2015 and all Offering Periods commencing thereafter (“Effective Time”).

NOW, THEREFORE, the Plan is hereby amended as follows, effective at the Effective Time:

1. Paragraph 8(a) of the Plan is deleted in its entirety and the following shall be substituted therefor:

(a)	On the Enrollment Date of each Offering Period, subject to the limitations set forth in Sections 3 and 8(b) hereof, each Eligible Employee shall be granted an option to purchase on the Exercise Date for such Offering Period a number of shares of the Company’s Common Stock (rounded down to the nearest whole number) determined by dividing such Eligible Employee’s payroll deductions accumulated during the Offering Period by the Exercise Price established for such Offering Period. No fractional shares may be purchased.

2. Section 9 of the Plan is deleted in its entirety and the following shall be substituted therefor:

9.	Automatic Purchase

Unless a Participant withdraws from the Plan as provided below in Section 10, the Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date for which an enrollment agreement has been filed, and the maximum number of shares (rounded down to the nearest whole number) subject to the option will be purchased for the Participant at the Exercise Price established for the Offering Period, as provided above in Section 8. No fractional shares may be purchased. Any remaining payroll deductions credited to the Participant’s account which are not used to purchase shares on the Exercise Date will be returned to the Participant.

IN WITNESS WHEREOF, Waste Management, Inc. has executed this amendment on this 10th day of December, 2015, to be effective as indicated above.

WASTE MANAGEMENT, INC.

By:	/s/ Gordon Blasius
Gordon Blasius

Title:	Vice President of Benefits and Compensation